EXHIBIT 99.1
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CONTACT:     JIM RADOSEVICH
             VICE PRESIDENT, CORPORATE FINANCE & INVESTOR RELATIONS
             PHONE:  847-304-5800; EMAIL--JIM.RADOSEVICH@CLARKCONSULTING.COM
                  CLARK CONSULTING UPDATES EARNINGS EXPECTATION

            COMPANY EXPECTS 4Q03 EARNINGS PER SHARE OF $0.23 TO $0.27 AFTER INCLUDING A NON-RECURRING CHARGE OF $0.21 TO $0.23
                    FOR HUMAN CAPITAL PRACTICE REORGANIZATION

         Barrington, Ill., Feb. 3/PRNewswire-FirstCall/ -- Clark Consulting (NYSE: CLK), a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today updated its earnings expectation for the fourth quarter 2003. The Company now expects to report quarterly revenue of $85 to $90 million and EPS in the range of $0.23 to $0.27, and annual revenue of $325 to $330 million and EPS in the range of $0.68 to $0.72. These results include a $6.7 to $7.3 million charge for the reorganization of its Human Capital Practice ("HCP").

         Cash provided by operating activities, which does not include accrual items such as amortization and deferred taxes, is expected to be reported at $67 to $72 million for the year, or $3.55 to $3.85 on a per-share basis; a significant increase from prior years.

         The Company's earnings performance was negatively affected by several factors during the fourth quarter. The Banking Practice, which has traditionally produced strong fourth quarter results, did not generate the expected levels of new business in December. December new business revenue, which last year accounted for nearly 30% of the practice's full-year production, fell below expected results.

         "The historically low interest rate environment which created a declining yield in our products coupled with the expectation that rates will rise in 2004 impaired our ability to generate the inflow of new business that generally occurs in December," said Mr. Pyra.

         Separately, the Company took steps to reorganize its Human Capital Practice in light of its continued performance. The charges associated with the reorganization of HCP are expected to be in the range of $6.7 to $7.3 million before taxes, or roughly $0.21 to $0.23 per share after-tax. The reorganization involves transferring fifteen of the former Andersen employees to the Company's Pearl Meyer & Partners practice, further reducing personnel, and closing four existing HCP offices. The Company's compensation consulting work will be done through the Pearl Meyer & Partners practice. The remaining HCP employees will focus on actuarial/retirement plan and investment advisory services.

         Mr. Pyra explained, "We were just not able to successfully transition the former Andersen clients to Clark and had taken steps throughout the year to reduce personnel and costs. We reached the point in the fourth quarter where these additional steps were necessary. We feel this reorganization will benefit the remaining HCP operations and significantly reduce our fixed costs going forward."

         "It is clear that fourth quarter 2003 did not yield the results we expected, or have achieved historically," commented Mr. Wamberg. "Our business has always lagged the overall economic cycle, which was highlighted by our strong performance in 2001 when many other companies struggled. We are now seeing the reverse effect of that situation. While we are disappointed with the quarter's outcome, we are taking the appropriate actions to address the issues and ensure the Company is well positioned to capitalize on the economic recovery."


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         Clark Consulting will hold a conference call to discuss this announcement on February 4th at 10:00am CST. You are invited to join a live webcast of the call, which will be hosted by Chairman & CEO Tom Wamberg and COO Tom Pyra. Investors may access the call via a Webcast at www.clarkconsulting.com. If you are unable to participate during the live webcast, a replay of the call will also be available on our website.

         Final fourth quarter results are expected to be announced the morning of February 26, 2004.

         Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. With more than 4,900 corporate, healthcare and banking clients, our mission is in helping companies to keep their best people.

         All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in the Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.

         Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.clarkconsulting.com.


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